As filed with the Securities and Exchange Commission on February 15, 2024
Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

cbdMD, INC
(Exact Name of Registrant As Specified In Its Charter)

North Carolina	2833	47-3414576
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8845 Red Oak Blvd. Charlotte, NC
28217
(704) 445-3060
(Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant’s Principal Executive Offices)

T. Ronan Kennedy
Chief Financial Officer
8845 Red Oak Blvd. Charlotte, NC
28217
(704) 445-3060

(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent for Service)

COPIES TO:

Brian Pearlman, Esq.
Brian S. Bernstein, Esq.
Nason Yeager Gerson Harris & Fumero P.A.
3001 PGA Blvd., Suite 305
Palm Beach Gardens, FL 33410
(561) 686-3307

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 15, 2024

PROSPECTUS

cbdMD, Inc.

5,138,890 shares of Common Stock

This prospectus relates to the sale of up to 5,138,890 shares of our common stock which may be offered and sold from time to time by the Selling Shareholders identified herein (the “Selling Shareholders”). The shares of common stock being offered by the Selling Shareholders are outstanding or issuable pursuant to the Convertible Notes (the “Notes”) issued to the Selling Shareholders by the Company on January 30, 2024 (the “Purchase Agreement”). See “The Private Placement” for a description of the Notes, Purchase Agreements, and the transactions contemplated thereby. Also, please refer to “Selling Shareholders” beginning on page 7. Such registration does not mean that the Selling Shareholders will actually offer or sell any of these shares. We will not receive any proceeds from the sales of the shares of our common stock by the Selling Shareholders being registered hereby.

Our common stock is listed on the NYSE American, under the symbol “YCBD.” On February 14, 2024, the last reported sale price of the common stock on the NYSE American was $0.64 per share.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities.

Investing in our common stock involves a high degree of risk. Review the risk factors beginning on page 5 of this prospectus carefully before you make an investment in our securities.  You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February ___, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the Selling Shareholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Neither we nor the Selling Shareholders have authorized any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise indicates, when used in this report, the terms the “Company,” “cbdMD, “we,” “us, “our” and similar terms refer to cbdMD, Inc., a North Carolina corporation formerly known as Level Brands, Inc., and our subsidiaries CBD Industries LLC, a North Carolina limited liability company formerly known as cbdMD LLC, which we refer to as “CBDI”, Paw CBD, Inc., a North Carolina corporation which we refer to as “Paw CBD” and cbdMD Therapeutics LLC, a North Carolina limited liability company which we refer to as “Therapeutics” and Proline Global, LLC a North Carolina limited liability company which we refer to as “Proline Global.” In addition, “fiscal 2022” refers to the year ended September 30, 2022, “fiscal 2023” refers to the year ended September 30, 2023, and “first quarter of fiscal 2024” refers to the three months ended December 31, 2023.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, material risks associated with our overall business, material risks associated with the regulatory environment for CBD products, and material risks associated with the ownership of our securities.  Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in the documents incorporated by reference herein. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Although we believe that the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. In light of inherent risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included or incorporated by reference herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

cbdMD, Inc.

Corporate Information

Our company was formed under the laws of the state of North Carolina in March 2015 under the name Level Beauty Group, Inc. In November 2016 we changed the name of our company to Level Brands, Inc. Effective May 1, 2019, we changed our name to cbdMD, Inc.

Our principal executive offices are located at 8845 Red Oak Blvd, Charlotte, NC 28217. Our telephone number at this location is (704) 445-3060. Our corporate website address is www.cbdmd.com. The information contained in, and that can be accessed through, our websites or our various social media platforms is not incorporated into and is not a part of this prospectus.

Company Overview

We own and operate the nationally recognized CBD (cannabidiol) brands cbdMD, Paw CBD and hempMD. We believe that we are an industry leader producing and distributing hemp derived solution including broad spectrum CBD products and full spectrum CBD products. Our mission is to enhance our customer’s overall quality of life while bringing cannabinoid education, awareness and accessibility of high quality and effective products to all. We source cannabinoids, including CBD, which are extracted from non-GMO hemp grown on farms in the United States. Our innovative broad spectrum formula utilizes one of the purest hemp extracts, containing CBD, CBG and CBN, while eliminating the presence of tetrahydrocannabinol (THC). Non-THC is defined as below the level of detection using validated scientific analytical methods. Our full spectrum and Delta 9 products contain a variety of cannabinoids and terpenes in addition to CBD while maintaining small amounts of THC that falls within the limits set in the 2018 Farm Act. In addition to our core brands, we also operate cbdMD Therapeutics, LLC to capture the Company’s ongoing investments in science related to its existing and future products, including research and development activities for therapeutic applications and Proline Global that houses some of our newer brands.

Our cbdMD brand of products includes an array of high-grade, premium every day and functional CBD products, including tinctures; gummies; topicals; capsules; drink mixes; and sleep, focus and calming aids. In addition we have clinical based claims and industry leading strength and concentrations to drive product efficacy.

Our Paw CBD brand of products includes veterinarian-formulated products including tinctures, chews, topicals products in varying strengths and formulas. Paw CBD products have undergone the National Animal Safety Council’s rigorous audit and meet their Quality Seal standard.

Our hempMD brand is a curated line of hemp derived solutions that we believe will open up several new customer acquisition channels.

cbdMD, Paw CBD and hempMD products are distributed through our e-commerce websites, third party e-commerce sites, select distributors and marketing partners as well as a variety of brick-and-mortar retailers.

Recent Developments

Management continues to be very focused on delivering positive earnings through a combination of optimizing our product portfolio, right-sizing our cost structure and investing in marketing that will provide positive return on customer acquisition. During fiscal 2023 we made significant changes to our marketing and overall operations including re-platforming our website to significantly reduce our operating costs. While revenue decreased, our cash burn has been significantly reduced.

At the end of our third quarter of fiscal 2023 we changed our e-commerce platform to focus on our customer experience and conversion rates. As part of this plan, we planned a site refresh that launched during November of 2023. We continue to focus on our site optimization to ensure we have the industry-best customer experience on our website. As part of our platform change, we concentrated on our subscription base and have seen a strong increase in subscribers year over year and this has accelerated since our platform change.

During the fourth quarter of fiscal 2023 we also attempted to convert the Series A Preferred stock to common stock through a shareholder vote to amend our Series A Preferred Stock designation. Ultimately, we were unable to get the required votes needed to approve the amendment and we canceled the shareholder meeting. We believe the combined market capitalization of both our common and Series A Preferred is being impacted due to our current capital structure. Our goal is to simplify our capital structure and we believe it will help unlock additional equity value and open up more strategic activity for the Company. The Company has a new proposal to convert all of the Company's Series A Preferred stock to be voted on by its shareholders at the Company's 2024 annual meeting.

Our Paw CBD brand won yet another Pet Innovations awards this year from Independent Innovations Awards, an independent awards association. This year our Dog Hip and Joint won the Dog Product of the Year for soft chews. In December of 2023, cbdMD products were named a bronze winner in two distinguished categories at the esteemed Best in Biz Awards. The Company’s CBD Freeze Roll-On has been recognized in the Consumer Product of the Year category, while cbdMD PM Softgel Capsules - NSF Certified for Sport® has been honored in the Best New Product of the Year consumer category.

During October 2023, the Company launched its hempMD product line of hemp-derived functional products and have begun opening up additional sales channels, including Amazon.

cbdMD recently expanded its retail reach in December 2023 by launching several products throughout Sprouts Supermarkets.

We have spent significant resources focused on state and national regulatory matters and believe lack of a clear regulatory framework has a negative impact and limits the opportunity for CBD companies that act with integrity and invest in responsible quality and safety standards. We continue to believe in the long term benefits of hemp-derived cannabinoids, but see a longer-term horizon for federal regulatory clarity. As a result, in late 2023 and into early fiscal 2024 the Company has focused on expanding into categories that do not have as many regulatory and channel hurdles.

During December 2023, the Company launched its new functional mushroom line of products with its Super Gummy under the ATRx brand on ATRxlabs.com. At our core, we believe in natural health and wellness solutions and we believe in the benefits derived from functional mushrooms in addition to hemp. We are working to open up additional channels and are in discussions with a large retailer to anchor the launch of 4 new SKUs under the ATRx brand during the balance of fiscal 2024.

The Private Placement Transaction

Effective February 1, 2024 (the “Closing Date”), the Company entered into a Securities Purchase Agreement dated January 30, 2024 (the “Purchase Agreement”) with the Selling Shareholders whereby the Selling Shareholders advanced the Company an aggregate of $1,250,000 of gross proceeds and the Company issued each Selling Shareholder an 8% Senior Secured 20% Original Issue Discount Convertible Promissory Note, in the aggregate principal amount of $1,541,666 (the “Notes”). The Company has used and/or intends to use the proceeds from the issuance of the Notes for working capital and general corporate purposes.

Each Note bears interest of 8% per annum and matures on July 30, 2025. The Note is convertible into shares of common stock at any time following the date of issuance at the Selling Shareholder’s option at an initial conversion price of $0.684 per share (the “Conversion Price”), subject to certain adjustments. If 30 calendar days, 60 calendar days, 90 calendar days, 120 calendar days, or 180 calendar days after the effective date of the registration statement of which this prospectus forms a part of (the “Adjustment Dates”), the Conversion Price then in effect is higher than the Market Conversion Price then in effect on the Adjustment Date, the Conversion Price shall automatically decrease to the Market Conversion Price. The Conversion Price is subject to a $0.30 floor price (the “Floor Price”). “Market Conversion Price” means the volume weighted average price of our common stock for the five trading days prior to the respective Adjustment Date.

The Company may, after written notice to the Selling Shareholders, prepay any portion or all outstanding principal amounts due under the Notes by paying an amount equal to 125% of the principal amount then being prepaid (representing a 25% prepayment premium payable to the Selling Shareholder which shall not constitute a principal repayment); provided that the registration statement of which this prospectus forms a part of registering all of the Conversion Shares issuable under the Notes shall have been declared effective. If the Company elects to prepay the Notes, the Selling Shareholders shall have the right, upon written notice to the Company within five trading days of the Selling Shareholder’s receipt of a prepayment notice, to convert up to 100% of the prepayment amount at the Conversion Price, upon the terms provided in the Notes.

Upon the occurrence of any Event of Default (as defined in the Note), the interest rate shall automatically be increased to the lesser of 22% per annum or the highest amount permitted by law. If such Event of Default is subsequently cured (and no other Event of Default then exists), the increased interest rate shall cease to be effective as of the day immediately following the date of such cure; provided that the interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

In addition, upon the occurrence of Event of Default, which has not been cured within any applicable cure period, the Company shall be obligated to pay to the Selling Shareholders the Mandatory Default Amount (defined as an amount equal to 125% of the Principal on the date on which the first Event of Default occurred), which Mandatory Default Amount shall be payable to the Selling Shareholders on the date the Event of Default giving rise thereto occurs. The Selling Shareholders shall have the right to convert the Mandatory Default Amount into shares of common stock.

The Notes provide that each Selling Shareholder will not have the right to convert any portion of the Notes, if, together with its affiliates, and any other party whose holdings would be aggregated with those of the Selling Shareholder for purposes of Section 13(d) or Section 16 of the Securities of 1934, as amended, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation shall be increased to 9.99% on the 61st day upon receipt of a written notice by the Selling Shareholder delivered to the Company, and provided further, in no event shall the Beneficial Ownership Limitation exceed 9.99%. Furthermore, the Selling Shareholders shall not have the right to receive upon conversion of the Notes any shares of common stock in excess of 19.9% of the Company’s currently issued and outstanding common stock, if the issuance of such shares of would exceed the aggregate number of shares of common stock which the Company may issue upon conversion the Notes without breaching the Company’s obligations under the rules of the NYSE American. Under the terms of the Purchase Agreement the Company shall file a proxy statement within 30 days of the date of the Purchase Agreement and hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date, but in no event later than 90 calendar days after the date of the Purchase Agreement, for the purpose of obtaining shareholder approval of the issuance of the excess shares of common stock. The Company filed a definitive proxy statement on February 14, 2024, for the issuance to be considered at the Company’s 2024 annual meeting of shareholders.

THE OFFERING

This prospectus relates to the resale by the Selling Shareholders identified in this prospectus of up to 5,138,890 shares of common stock (the “Shares”). The Selling Shareholders may sell their Shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Shares by the Selling Shareholders.

Issuer	cbdMD, Inc.

Common Stock offered by the Selling Stockholders	Up to 5,138,890 shares of our common stock.

Common Stock outstanding prior to this Offering	3,045,092(1)

Common Stock outstanding after this Offering
5,298,990 shares, assuming our shareholders approve of the issuance of shares under the Purchase Agreements representing 20% or more of our outstanding shares, in accordance with NYSE American rules. Also assumes full conversion of the Notes, at a conversion price equal to the initial Conversion Price.

NYSE American symbol	Our common stock is currently listed on NYSE American under the symbol “YCBD.” Our Series A Convertible Preferred Stock is currently listed on the NYSE American under the symbol “YCBDpA.”

Use of proceeds	The Selling Shareholders will receive all of the proceeds from the sale of the Shares offered for sale by it under this prospectus. See “Use of Proceeds” on page 5 for more information.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page 4.

(1)	The number of shares of common stock to be outstanding prior to and after this offering excludes:
●	a total of 185,223 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock;
●	a total of 668 shares of common stock issuable upon vesting of unvested restricted stock awards;
●	a total of 40,098 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $149.97 per share;
●	a total of 50,309 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $37.75 per share; and
●	A total of 119,217 shares of common stock issuable under the Keystone Purchase Agreement.

RISK FACTORS

You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and this offering. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our Common Stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment.

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors, together with the additional risk factors incorporated by reference from Part I, Item 1A of the Company’s Annual Report on Form 10-K beginning on Page 11, as filed with the SEC on December 22, 2023, as amended, and the Company’s Quarterly Report on Form 10-Q beginning on Page 37, as filed with the SEC on February 13, 2024 (see “Incorporation of Certain Information by Reference”).

We are subject to the continued listing standards of the NYSE American and our failure to satisfy these criteria may result in de-listing of our securities.

Both our common stock and our Series A Convertible Preferred Stock are listed on the NYSE American. In order to maintain these listings, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s securities sell at what the NYSE American considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by the NYSE American; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable. If the NYSE American delists either our common stock and/or our Series A Convertible Preferred Stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain any additional financing to fund our operations that we may need.

The issuance of shares upon exercise of our outstanding options, restricted stock awards and warrants, or the conversion of the Notes or Series A Convertible Preferred Stock may cause immediate and substantial dilution to our existing shareholders.

We presently have options, unvested restricted stock awards and warrants that if exercised would result in the issuance of an additional 93,222 shares of our common stock, and our Series A Convertible Preferred Stock is presently convertible into an additional 185,223 shares of common stock. In addition, our outstanding Notes are presently convertible into approximately 2,253,900 shares of common stock (although currently limited to 608,714 shares until such time as the Company has received shareholder approval in accordance with NYSE American Rules 713(a) for the issuance of such number of shares in excess of 20% of the Company’s outstanding common stock as of January 30, 2024).  The number of shares issuable upon conversion of the Notes may increase as interest on the Notes accrues and in the event the conversion price is adjusted.  Furthermore, the Company is currently seeking shareholder approval to amend its articles of incorporation, as amended, to provide for the automatic conversion of all outstanding shares of Series A Preferred Stock on a 1 to 6 basis, which in the event such amendment is approved, would result in the issuance of an additional 30,000,000 shares of common stock. The issuance of shares upon exercise of warrants and options and/or the conversion of shares of our Notes and Series A Convertible Preferred Stock will result in dilution to the interests of other shareholders.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Selling Shareholders. We will not receive any proceeds from the resale of shares of common stock by the Selling Shareholders. All proceeds we received from sale of the Notes will be used for working capital and general corporate purposes.

DETERMINATION OF OFFERING PRICE

Each Selling Shareholder will determine at what price(s) such Selling Shareholder may sell the Shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

THE PRIVATE PLACEMENT

General

On the Closing Date, the Company entered into the Purchase Agreement with the Selling Shareholders whereby the Selling Shareholders advanced the Company an aggregate of $1,250,000 of gross proceeds and the Company issued each Selling Shareholder a Note in the aggregate principal amount of $1,541,666. The Company has used and/or intends to use the proceeds from the issuance of the Notes for working capital and general corporate purposes. In addition, the Company has also paid legal counsel for an investor $40,000 for its legal fees under the Purchase Agreement.

Each Note bears interest of 8% per annum and matures on July 30, 2025. The Note is convertible into shares of common stock at any time following the date of issuance at the Selling Shareholder’s option at an initial conversion price of $0.684 per share (the “Conversion Price”), subject to certain adjustments. If on any Adjustment Date, the Conversion Price then in effect is higher than the Market Conversion Price then in effect on the Adjustment Date, the Conversion Price shall automatically decrease to the Market Conversion Price (as defined under the Note). The Conversion Price is subject to the Floor Price.

The Company may, after written notice to the Selling Shareholders, prepay any portion or all outstanding principal amounts due under the Notes by paying an amount equal to 125% of the principal amount then being prepaid (representing a 25% prepayment premium payable to the Selling Shareholder which shall not constitute a principal repayment); provided that the registration statement of which this prospectus forms a part of registering all of the Conversion Shares issuable under the Notes shall have been declared effective. If the Company elects to prepay the Notes, the Selling Shareholders shall have the right, upon written notice to the Company within five trading days of the Selling Shareholder’s receipt of a prepayment notice, to convert up to 100% of the prepayment amount at the Conversion Price, upon the terms provided in the Notes.

Upon the occurrence of any Event of Default, the interest rate shall automatically be increased to the lesser of 22% per annum or the highest amount permitted by law. In the event that such Event of Default is subsequently cured (and no other Event of Default then exists), the adjustment shall cease to be effective as of the day immediately following the date of such cure; provided that the interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

In addition, upon the occurrence of Event of Default, which has not been cured within any applicable cure period, the Company shall be obligated to pay to the Selling Shareholders the Mandatory Default Amount, which Mandatory Default Amount shall be payable to the Selling Shareholders on the date the Event of Default giving rise thereto occurs. The Selling Shareholders shall have the right to convert the Mandatory Default Amount into shares of common stock.

The Notes provide that each Selling Shareholder will not have the right to convert any portion of the Notes, if, together with its affiliates, and any other party whose holdings would be aggregated with those of the Selling Shareholder for purposes of Section 13(d) or Section 16 of the Securities of 1934, as amended, would beneficially own in excess of the Beneficial Ownership Limitation; provided, however, that the Beneficial Ownership Limitation shall be increased to 9.99% on the 61st day upon receipt of a written notice by the Selling Shareholder delivered to the Company, and provided further, in no event shall the Beneficial Ownership Limitation exceed 9.99%. Furthermore, the Selling Shareholders shall not have the right to receive upon conversion of the Notes any shares of common stock in excess of 19.9% of the Company’s currently issued and outstanding common stock, if the issuance of such shares of would exceed the aggregate number of shares of common stock which the Company may issue upon conversion the Notes without breaching the Company’s obligations under the rules of the NYSE American. Under the terms of the Purchase Agreement the Company is required to file a proxy statement within 30 days of the date of the Purchase Agreement and hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date, but in no event later than 90 calendar days after the date of the Purchase Agreement, for the purpose of obtaining shareholder approval of the issuance of the excess shares of common stock. The Company filed a definitive proxy statement on February 14, 2024, for the issuance to be considered at the Company’s 2024 annual meeting of shareholders.

The foregoing description of the Notes, Purchase Agreement, Security Agreement, and Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and are qualified in their entirety by reference to the form of Note, form of Purchase Agreement, form of Security Agreement, and form of Registration Rights Agreement, a copy of which were filed as Exhibits 4.1, 10.1, 10.2, and 10.3, respectively, to the Company’s Current Report Form 8-K on February 2, 2024 and is incorporated by reference to the registration statement of which this prospectus forms a part.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale from time to time by the Purchasers of any or all of the shares of common stock that may be issued by us to the Purchasers under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “The Private Placement” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement by and between the Company and the Purchasers dated January 30, 2024 in order to permit the Selling Shareholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the purchasers have not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Shareholder” means the Purchasers.

The table below presents information regarding the Selling Shareholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder, and reflects holdings as of February 13, 2024. The number of shares in the column “Number of Shares of Common Stock Owned Prior to Offering” includes the shares of common stock to be issued to the Selling Shareholder upon conversion of the Note at the initial Conversion Price of $0.684 and subject to the Beneficial Ownership Limitation. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Shareholder may offer under this prospectus based on the number of Conversion Shares which may be received upon conversion of the Note at a conversion price of $0.30 per share (the Floor Price). The Selling Shareholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Shareholder has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Shareholder prior to the offering and after the offering shown in the table below is based on an aggregate of 3,045,092 shares of our common stock outstanding on February 13, 2024. The column “Number of Shares of Common Stock Owned After Offering” assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the Notes, a Selling Shareholder may not convert the Note, to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99%, which may be increased to up to 9.99% with 61 days’ notice, of our then outstanding common stock following such conversion. The number of shares of common stock in the table below, being registered by this prospectus for resale by the Selling Stockholders under the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus”, does not reflect this limitation.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number	Percent		Number	Percent
Cavalry Fund I LP(1)	151,950	4.99%	1,541,667	8,772	*
WVP Emerging Manager Onshore Fund, LLC – Structured Small Cap Lending Series(2)	151,950	4.99%	513,889	0	-
Bigger Capital Fund, LP(3)	151,950	4.99%	1,027,778	0	-
District 2 Capital Fund LP(4)	151,950	4.99%	1,027,778	0	-
CRC Investment Fund LP(5)	151,950	4.99%	1,027,778	18,663	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
The business address of Cavalry Fund I LP is 82 East Allendale Road, Suite 5B, Saddle River, NJ 07458. Cavalry Fund I GP LLC, the General Partner of Cavalry Fund I, LP, has discretionary authority to vote and dispose of the shares held by Cavalry Fund I, LP, and may be deemed to be the beneficial owner of these shares. Thomas Walsh, in his capacity as CEO of Cavalry Fund I GP LLC, may also be deemed to have investment discretion and voting power over the shares held by Cavalry Fund I, LP. Cavalry Fund I GP LLC and Mr. Walsh each disclaim any beneficial ownership of these shares. The amount of shares beneficially owned by the Selling Shareholder consists of shares issuable upon conversion of the Note in the principal amount of $462,500 and 8,772 shares issuable upon conversion of 237,063 shares of Series A Preferred Stock. We have been advised that none of Mr. Walsh or Cavalry Fund I LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(2)
The business address of WVP Emerging Manager Onshore Fund, LLC – Structured Small Cap Lending Series is 82 East Allendale Road, Suite 5B, Saddle River, NJ 07458. Thomas Walsh, is the managing member of WVP Emerging Manager Onshore Fund, LLC – Structured Small Cap Lending Series and has voting control and investment discretion over securities beneficially owned directly by WVP Emerging Manager Onshore Fund, LLC – Structured Small Cap Lending Series. The amount of shares beneficially owned by the Selling Shareholder consists of shares issuable upon conversion of the Note in the principal amount of $154,166.67. We have been advised that none of Mr. Walsh or WVP Emerging Manager Onshore Fund, LLC – Structured Small Cap Lending Series is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Walsh as to beneficial ownership of the securities beneficially owned directly by WVP Emerging Manager Onshore Fund, LLC – Structured Small Cap Lending Series.

(3)
The business address of Bigger Capital Fund, LP is 11700 W Charleston Blvd. 170-659, Las Vegas, NV 89135. Michael Bigger is the managing member of Bigger Capital Fund, LP and has voting control and investment discretion over securities beneficially owned directly by Bigger Capital Fund, LP. The amount of shares beneficially owned by the Selling Shareholder consists of shares issuable upon conversion of the Note in the principal amount of $308,333.33. We have been advised that none of Mr. Bigger or Bigger Capital Fund, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Bigger as to beneficial ownership of the securities beneficially owned directly by Bigger Capital Fund, LP.

(4)
The business address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743. Michael Bigger is the managing member of District 2 Capital Fund LP and has voting control and investment discretion over securities beneficially owned directly by District 2 Capital Fund LP. The amount of shares beneficially owned by the Selling Shareholder consists of shares issuable upon conversion of the Note in the principal amount of $308,333.33. We have been advised that none of Mr. Bigger or District 2 Capital Fund LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Bigger as to beneficial ownership of the securities beneficially owned directly by District 2 Capital Fund LP.

(5)
The business address of CRC Investment Fund LP (the"Fund") is 4801 W. Lovers Lane, Dallas, TX 75209. Clark R. Crosnoe is the managing member of CRC Investment Fund GP. LLC, the general partner of the Fund, and the managing member of CRC Capital, LLC, the Fund's investment manager. As such he may be deemed to be the beneficial owner of the shares of common stock. The amount of shares beneficially owned by the Selling Shareholder consists of shares issuable upon conversion of the Note in the principal amount of $308,333 and 18,663 shares issuable upon conversion of 504,400 shares of Series A Preferred Stock. We have been advised that none of Mr. Crosnoe or the Fund or the general partner of the Fund is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Crosnoe as to beneficial ownership of the securities beneficially owned directly by the Fund. Excludes share of common stock issuable upon conversion of 97,755 shares of Series A Preferred Stock held by trusts over which MR. Crosnoe has discretionary investment authority.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Shareholders. The shares may be sold or distributed from time to time by the Selling Shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Shareholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Shareholders may be less than or in excess of customary commissions. Neither the Selling Shareholders nor we can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Shareholder.

We know of no existing arrangements between the Selling Shareholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Shareholders, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Shareholders, any compensation paid by the Selling Shareholders to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Shareholders. We estimate that the total expenses for the offering will be approximately $80,000.

We also have agreed to indemnify the Selling Shareholders and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.  The Selling Shareholders have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Shareholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable

We have advised the Selling Shareholders that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

The Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold pursuant to Rule 144 without the volume or other limitations of such rule, or not required to be registered in reliance upon the exemption in Section 4(a)(1) or 4(a)(7) under the Securities Act, in either case as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Selling Shareholders

This offering will terminate on the date that all Shares covered by this prospectus have been sold by the Selling Shareholders, or may be sold pursuant to Rule 144 without the volume or other limitations of such rule, or not required to be registered in reliance upon the exemption in Section 4(a)(1) or 4(a)(7) under the Securities Act.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion and analysis of financial condition and results of operations is incorporated by reference from Part II, Item 7 of the Company’s Annual Report on Form 10-K beginning on Page 19, as filed with the SEC on December 22, 2023, as amended, and from Part II, Item 2 of the Company’s Quarterly Report on Form 10-Q as filed with the SEC on February 13, 2024 (see “Incorporation of Certain Information by Reference”).

BUSINESS

The description of our business is incorporated by reference from Part I, Item 1 of the Company’s Annual Report on Form 10-K beginning on Page 4, as filed with the SEC on December 22, 2023, as amended (see “Incorporation of Certain Information by Reference”).

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes important terms of our capital stock and our other securities. For a complete description, you should refer to our Articles of Incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part.

Our authorized capital is 150,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value $0.001 per share. We have designated 5,000,000 shares of our blank check preferred stock as Series A Convertible Preferred Stock.  On February 13, 2024, there were 3,045,092 shares of common stock and 5,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.  The balance of the blank check preferred stock remains undesignated.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our board of directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Series A Convertible Preferred Stock

In October 2019 we filed articles of amendment to our articles of incorporation designating 5,000,000 shares of our blank check preferred stock as Series A Convertible Preferred Stock. The following summary of terms of our Series A Convertible Preferred Stock is not complete. You should refer to the provisions of our articles of incorporation containing the terms of such series of the preferred stock which have been filed with the SEC.

Dividends on our Series A Convertible Preferred Stock accrue daily and will be cumulative from the first day of the calendar month in which they are issued, and shall be payable monthly in arrears on the 15th day of each calendar month, when, as and if declared by our board of directors, at the rate of 8% per annum of its liquidation preference, which is the equivalent to $0.80 per annum per share.

The Series A Convertible Preferred Stock has no stated maturity, is not subject to any sinking fund, and will remain outstanding indefinitely unless a holder chooses to convert the Series A Convertible Preferred Stock into shares of our common stock, we elect to automatically convert it into shares of our common stock upon a Market Trigger, on or after October 16, 2023 we elect to redeem it, or a Change of Control occurs resulting in a mandatory redemption.

A “Change of Control” is deemed to occur, after the original issuance of the Series A Convertible Preferred Stock, upon the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions which were pre-approved by our board of directors of our stock entitling that person to exercise more than 50% of the total voting power of all of our stock entitled to vote generally in the election of our board of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); provided, however, that the issuance of the Earnout Shares will not be deemed to be a Change of Control.

Each share of Series A Convertible Preferred Stock is convertible into shares of our common stock at a conversion price of $6.00 per common share, or 1.667 shares of our common stock, at any time at the option of the holder, subject to certain customary adjustments. The initial conversion price and the conversion price as adjusted are referred to as the “Conversion Price”. We may elect to automatically convert some or all of the Series A Convertible Preferred Stock into shares of our common stock if the closing price of the common stock has exceeded $8.25 (137.5% of the Conversion Price) for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion, which we refer to as the Market Trigger.

The Series A Convertible Preferred Stock was not redeemable before October 16, 2023, except upon the occurrence of a Change of Control. Commencing on October 16, 2023, we may redeem, at our option, the Series A Convertible Preferred Stock, in whole or in part, at a cash redemption price of $10.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. Holders of the Series A Convertible Preferred Stock will have the right to convert such shares after the optional redemption notice but prior to the redemption date into shares of our common stock at the Conversion Price. In addition, upon the occurrence of a Change of Control we are required to redeem any or all of the shares of Series A Convertible Preferred Stock at a redemption price of $11.00 per share, plus any accrued but unpaid dividends to, but excluding, the redemption date. Holders of the Series A Convertible Preferred Stock will have the right to convert such shares after the notice of the Change of Control but prior to the redemption date into shares of our common stock at the Conversion Price. During August 2023, the Company’s board of directors suspended dividend payments on the Series A Convertible Preferred Stock.

In the event of our liquidation, dissolution or winding up, holders of our Series A Convertible Preferred Stock will receive a payment equal to $10.00 per share of Series A Convertible Preferred Stock plus accrued but unpaid dividends before any proceeds are distributed to the holders of our common stock. Shares of Series A Convertible Preferred Stock will generally have no voting rights, except as required by law. In the event dividends on the Series A Convertible Preferred Stock are in arrears for each of 12 or more consecutive monthly periods, the holders of the Series A Convertible Preferred Stock will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends that are owed have been paid.

Warrants

As of December 31, 2023, we have outstanding warrants to purchase 50,309 shares of common stock with exercise prices ranging from $2.52 to $337.50 and expiration dates from May 2024 to April 2028. The terms of the outstanding warrants were disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on May 14, 2019; October 16, 2019; January 10, 2020; December 9, 2020; June 30, 2021; May 3, 2023 and the Company’s Registration Statement on Form S-1 filed with the SEC on May 14, 2019.

Transfer Agent

The transfer agent and registrar for our common stock and our Series A Convertible Preferred Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Listings

Our common stock is listed on the NYSE American under the symbol “YCBD.”  Our Series A Convertible Preferred Stock is listed on the NYSE American under the symbol “YCBDpA.”

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROPERTIES

The description of our properties is incorporated by reference from Part I, Item 2 of the Company’s Annual Report on Form 10-K beginning on page 16, as filed with the SEC on December 22, 2023 (see “Incorporation of Certain Information by Reference”).

LEGAL PROCEEDINGS

The description of our legal proceedings is incorporated by reference from Part I, Item 3 of the Company’s Annual Report on Form 10-K beginning on Page 17 as filed with the SEC on December 22, 2023, as amended (see “Incorporation of Certain Information by Reference”).

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The description of directors, executive officers and corporate governance is incorporated by reference from the Company’s definitive proxy statement on Schedule 14A beginning on page 15 filed with the SEC on February 14, 2024 (see “Incorporation of Certain Information by Reference”).

EXECUTIVE COMPENSATION

The description of our executive compensation is incorporated by reference from the Company’s definitive proxy statement on Schedule 14A beginning on page 18 filed with the SEC on February 14, 2024 (see “Incorporation of Certain Information by Reference”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The description of our security ownership of beneficial owners and management is incorporated by reference from the Company’s definitive proxy statement on Schedule 14A beginning on page 22 filed with the SEC on February 14, 2024 (see “Incorporation of Certain Information by Reference”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The description of certain relationships and related transactions and director independence is incorporated by reference from the Company’s definitive proxy statement on Schedule 14A beginning on page 22 filed with the SEC on February 14, 2024 (see “Incorporation of Certain Information by Reference”).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Gavigan Law, PLLC, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of cbdMD, Inc. as of September 30, 2023 and 2022, and for each of the years then ended, have been incorporated by reference from our Annual Report on Form 10-K as filed with the SEC on December 22, 2023, in reliance upon the report of Cherry Bekaert LLP, an independent registered public accounting firm. Such report is incorporated by reference upon the authority of said firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy and information statements, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement of which this prospectus is a part at the SEC’s Internet site.

We make available through our website, free of charge, copies of our SEC filings as soon as reasonably practicable after we electronically file or furnish them to the SEC on our website, http://www.cbdmd.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus forms part of a registration statement we have filed with the SEC relating to, among other things, the common stock. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the common stock. The statements this prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Offering of the shares under this prospectus:

●
Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 22, 2023 and Form 10-K/A for the fiscal year ended September 30, 2023, filed with the SEC on January 29, 2024;

●	Quarterly Report on Form 10-Q filed with the SEC on February 13, 2024;

●	Our definitive proxy statement on Schedule 14A filed on February 14, 2024; and

●
Our Current Reports on Form 8-K filed with the SEC on October 26, 2023 and February 2, 2024 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item).

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed, with the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents free of charge on our website, http://www.cbdmd.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to the Company at 8845 Red Oak Blvd., Charlotte, North Carolina 28213, Attention: Brad Whitford, or an oral request by calling the Company at (704) 445-3060. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus upon oral or written request, at no cost to the requester, by contacting the Company as noted above.

PROSPECTUS

cbdMD, Inc.

Offering of 5,138,890 shares

, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this Offering. All amounts shown are estimates except for the SEC filing fee.

Approximate Amount
SEC registration fee	$530.95
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Transfer agent and registrar fees	5,000
Miscellaneous	40,000
Total	$80,530.95

Item 14. Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Our bylaws provide for indemnification to the fullest extent permitted by law for persons who serve as a director, officer, agent or employee of cbdMD or at the request of cbdMD serve as a director, officer, agent or employee for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan. Accordingly, we may indemnify our directors, officers, agents or employees in accordance with either the statutory or non-statutory standards.

Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. We have purchased a standard directors’ and officers’ liability policy which will, subject to certain limitations, indemnify us and our officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such.

As permitted by North Carolina law, Article 6 of our Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action for breach of duty as a director.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

A summary of all securities that we have sold in the last year, since the beginning of the last fiscal year without registration under the Securities Act of 1933 (the “Securities Act”), is incorporated by reference from Part II, Item 5 of the Company’s Annual Report on Form 10-K as filed with the SEC on December 22, 2023, and Part II, Items 3 and 5 of the Company’s Quarterly Report on Form 10-Q as filed with the SEC on February 13, 2024 (see “Incorporation of Certain Information by Reference”).

Item 16. Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

		Filed/Furnished	Incorporated by Reference
Exhibit No.	Description	Herewith	Form	Exhibit No.	Filing Date

1.1	Underwriting Agreement, dated as of April 30, 2023, between cbdMD, Inc. and Maxim Group LLC		8-K	1.1	5/3/23
2.1	Merger Agreement dated December 3, 2018 by and among Level Brands, Inc., AcqCo, LLC, cbdMD LLC and Cure Based Development, LLC		8-K	2.1	12/3/18
2.2	Articles of Merger dated December 20, 2018 as filed with the Secretary of State of Nevada merging AcqCo, LLC with and into Cure Based Development, LLC		10-Q	2.2	2/14/19
2.3	Articles of Merger dated December 20, 2018 as filed with the Secretary of State of North Carolina merging AcqCo, LLC with and into Cure Based Development, LLC		10-Q	2.3	2/14/19
2.4	Articles of Merger dated December 20, 2018 as filed with the Secretary of State of Nevada merging Cure Based Development, LLC with and into cbdMD LLC		10-Q	2.4	2/14/19
2.5	Articles of Merger dated December 20, 2018 as filed with the Secretary of State of North Carolina merging Cure Based Development, LLC with and into cbdMD LLC		10-Q	2.5	2/14/19
2.6	Addendum No. 1 to Agreement and Plan of Merger dated March 31, 2021		8-K	10.1	4/1/21
3.1	Articles of Incorporation		1-A	2.1	9/18/17
3.2	Articles of Amendment to the Articles of Incorporation – filed April 22, 2015		1-A	2.2	9/18/17
3.3	Articles of Amendment to the Articles of Incorporation – filed June 22, 2015		1-A	2.3	9/18/17
3.4	Articles of Amendment to the Articles of Incorporation – filed November 17, 2016		1-A	2.4	9/18/17
3.5	Articles of Amendment to the Articles of Incorporation – filed December 5, 2016		1-A	2.5	9/18/17
3.6	Articles of Amendment to Articles of Incorporation		8-K	3.7	4/29/19

3.7	Articles of Amendment to Articles of Incorporation including the Certificate of Designations, Rights and Preferences of the 8.0% Series A Cumulative Convertible Preferred Stock		8-K	3.1(f)	10/11/19
3.8	Articles of Amendment of Articles of Incorporation, as amended, of cbdMD, Inc. effective April 24, 2023		8-K	3.1	4/27/23
3.9	Bylaws, as amended		1-A	2.6	9/18/17
4.1	2015 Equity Compensation Plan+		1-A	3.8	9/18/17
4.2	Form of Stock Option Award under 2015 Equity Compensation Plan*		1-A	3.9	9/18/17
4.3	2021 Equity Compensation Plan*		8-K	10.1	1/14/21
4.4	Form of Representative’s Warrant dated November 16, 2018		S-1	4.10	9/26/18
4.5	Form of Representative’s Warrant dated May 15, 2019		8-K	4.1	5/14/19
4.6	Form of Representative’s Warrant dated October 16, 2019		8-K	4.1	10/16/19
4.7	Form of Representative’s Warrant dated January 9, 2020		8-K	4.1	1/10/20
4.8	Form of Representative’s Warrant dated December 11, 2020		8-K	4.1	12/9/20
4.9	Form of Representative’s Warrant dated June 28, 2021		8-K	4.1	6/30/21
4.10	Form of Representative’s Warrant		8-K	4.1	5/3/23
4.11	Convertible Promissory Note dated January 30, 2024		8-K	4.1	2/2/24
5.1	Opinion of Gavigan Law, PLLC	(1)
10.1	Form of Indemnification Agreement		1-A	6.21	9/18/17
10.2	Form of Voting Proxy		8-K	10.2	12/20/18
10.3	Office Lease dated July 11, 2019		10-Q	10.1	8/14/19
10.4	Warehouse Lease dated August 27, 2019		10-Q	10.1	2/13/20
10.5	Form of Distribution Agreement dated February 26, 2020 by and among cbdMD, Inc., CBD Holdings, LLC and the members of CBD Holdings, LLC		8-K	10.1	2/28/20
10.6	Endorsement Agreement effective July 1, 2020		10-Q	10.1	8/21/20
10.7	Asset Purchase Agreement by and among Twenty Two Capital, LLC, cbdMD, Inc., John J. Wiesehan III, Vieo Design, LLC and Bradley D. Trawick dated June 22, 2021		8-K	10.1	7/27/21
10.8	Executive Employment Agreement dated October 1, 2021 between cbdMD, Inc. and T. Ronan Kennedy*		8-K	10.1	10/5/21
10.9	Equipment Purchase Agreement effective April 7, 2022 by and between cbd Industries, LLC and Old Belts Extracts LLC		10-Q	10.21	4/7/22
10.10	Membership Interest Transfer Agreement dated June 22, 2022		10-Q	10.22	8/11/22
10.11	Agreement for Advertising Placement dated February 1, 2023+		S-1	10.17	3/13/23
10.12	Common Stock Purchase Agreement dated March 2, 2023 by and among cbdMD, Inc. and Keystone Capital Partners, LLC		8-K	10.1	3/2/23
10.13	Registration Rights Agreement dated March 2, 2023 by and among cbdMD, Inc. and Keystone Capital Partners, LLC		8-K	10.2	3/2/23

10.14	Side Letter – Keystone Capital Partners, LLC		S-1	10.20	3/13/23
10.15	Securities Purchase Agreement, dated as of January 30, 2024, by and between cbdMD, Inc. and the Investors+		8-K	10.1	2/2/24
10.16	Security Agreement, dated as of January 30, 2024, by and between cbdMD, Inc. and the Investors+		8-K	10.2	2/2/24
10.17	Registration Rights Agreement, dated January 30, 2024, by and between cbdMD, Inc. and the Investors+		8-K	10.3	2/2/24
21.1	List of Subsidiaries	(1)
23.1	Consent of Cherry Bekaert LLP	(1)
23.2	Consent of Gavigan Law, PLLC	(2)
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Filing Fee Table	(1)

(1)	Filed herein
(2)	Contained in Exhibit 5.1
+	Exhibits and/or schedules have been omitted. The Company hereby agrees to furnish to the staff of the Securities and Exchange Commission upon request any omitted information.
*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on February [XX], 2024.

cbdMD, Inc.

By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy,
Interim Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints T. Ronan Kennedy, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ T. Ronan Kennedy T. Ronan Kennedy	Interim Chief Executive Officer (principal executive officer)	February 15, 2024

/s/ T. Ronan Kennedy T. Ronan Kennedy	Chief Financial Officer (principal financial and accounting officer)	February 15, 2024

/s/ Bakari Sellers Bakari Sellers	Director	February 15, 2024

/s/ William F. Raines III William F. Raines, III	Director	February 15, 2024

/s/ Sibyl Swift Sibyl Swift, PhD	Director, VP of Scientific and Regulatory Affairs	February 15, 2024

/s/ Scott G. Stephen Scott G. Stephen	Director and Chairman of the Board of Directors	February 15, 2024